Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281209

PROSPECTUS SUPPLEMENT

(To prospectus dated August 2, 2024)

Quanta Services, Inc.

$500,000,000 4.300% Senior Notes due 2028

$500,000,000 4.500% Senior Notes due 2031

$500,000,000 5.100% Senior Notes due 2035

We are offering $500,000,000 aggregate principal amount of our 4.300% Senior Notes due 2028 (the “2028 notes”), $500,000,000 aggregate principal amount of our 4.500% Senior Notes due 2031 (the “2031 notes”) and $500,000,000 aggregate principal amount of our 5.100% Senior Notes due 2035 (the “2035 notes” and, together with the 2028 notes and the 2031 notes, the “notes”). The 2028 notes will mature on August 9, 2028, the 2031 notes will mature on January 15, 2031 and the 2035 notes will mature on August 9, 2035. We will pay interest on the 2028 notes semi-annually in arrears on February 9 and August 9 of each year, commencing February 9, 2026. We will pay interest on the 2031 notes semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2026. We will pay interest on the 2035 notes semi-annually in arrears on February 9 and August 9 of each year, commencing February 9, 2026.

The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future senior unsecured indebtedness. The notes will be effectively junior to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described in this prospectus supplement. See “Description of Notes—Optional Redemption.”

We will be required to offer to purchase the notes upon the occurrence of a “Change of Control Triggering Event” (as defined herein) at a price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2028 Note	Total 2028 Notes	Per 2031 Note	Total 2031 Notes	Per 2035 Note	Total 2035 Notes	Total
Public offering price(1)	99.963%	$499,815,000	99.731%	$498,655,000	99.705%	$498,525,000	$1,496,995,000
Underwriting discount	0.350%	$1,750,000	0.600%	$3,000,000	0.650%	$3,250,000	$8,000,000
Proceeds, before expenses, to us (1)	99.613%	$498,065,000	99.131%	$495,655,000	99.055%	$495,275,000	$1,488,995,000

(1)	Plus accrued interest, if any, from August 7, 2025, if settlement occurs after that date.

The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We expect that delivery of the notes, in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., will be made on or about August 7, 2025.

Joint Book-Running Managers with respect to the 2028 Notes

BofA Securities	Wells Fargo Securities	J.P. Morgan

PNC Capital Markets LLC	Truist Securities

BMO Capital Markets

US Bancorp

Joint Book-Running Managers with respect to the 2031 Notes

BofA Securities	Wells Fargo Securities	J.P. Morgan

PNC Capital Markets LLC	Truist Securities

BNP PARIBAS	CIBC Capital Markets

Joint Book-Running Managers with respect to the 2035 Notes

BofA Securities	Wells Fargo Securities	J.P. Morgan

PNC Capital Markets LLC	Truist Securities

Citizens Capital Markets

BBVA

Senior Co-Managers with respect to the 2028 Notes

Citizens Capital Markets

Senior Co-Managers with respect to the 2031 Notes

BMO Capital Markets	Citizens Capital Markets

Senior Co-Managers with respect to the 2035 Notes

BMO Capital Markets

Co-Managers with respect to the 2028 Notes

BBVA	BNP PARIBAS	CIBC Capital Markets
RBC Capital Markets

Co-Managers with respect to the 2031 Notes

BBVA		US Bancorp
RBC Capital Markets

Co-Managers with respect to the 2035 Notes

BNP PARIBAS	CIBC Capital Markets	US Bancorp
RBC Capital Markets

The date of this prospectus supplement is August 4, 2025

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation on our behalf or on behalf of the underwriters to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We expect that delivery of the notes will be made to investors on or about August 7, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is one business day preceding the settlement date should consult their advisors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Quanta is including this Cautionary Statement Regarding Forward-Looking Statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to caution investors and qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995 for forward-looking statements. You can identify these forward-looking statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning.

In particular, these include, but are not limited to, statements relating to the following:

•

projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP (as defined herein) and non-GAAP financial results;

•	expectations regarding our or Dynamic Systems’ (as defined herein) business or financial outlook;

•	expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries;

•	expectations regarding our plans and strategies, including with respect to our supply chain solutions and expanded or new services offerings;

•	the business plans or financial condition of our or Dynamic Systems’ customers;

•	the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including the Acquisition (as defined herein);

•	the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects;

•	possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables;

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the development of and opportunities with respect to future projects, including renewable energy projects, electrical grid modernization projects, upgrade and hardening projects, larger transmission and pipeline projects and data center projects;

•	expectations regarding the future availability and price of materials and equipment necessary for the performance of our business;

•

the expected impact of global and domestic economic or political conditions on our business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates, tariffs, recessionary economic conditions and commodity prices and production volumes;

•	the expected impact of changes and potential changes in climate and the physical and transition risks associated with climate change;

•

future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of our equity or debt securities or repayments of other outstanding debt;

•	the expected impact of existing or potential legislation or regulation;

•	potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	the future demand for, availability of and costs related to labor resources in the industries we serve;

•	the expected recognition and realization of our or Dynamic Systems’ remaining performance obligations or backlog;

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•	expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and

•	expectations with respect to our ability to maintain our current credit ratings.

These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. These statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

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market, industry, economic, financial or political conditions that are outside of our control, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which we operate, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships, and geopolitical conflicts and political unrest;

•	quarterly variations in our operating and financial results, liquidity, financial condition, cash flows, capital requirements, and reinvestment opportunities;

•	trends and growth opportunities in relevant markets, including our or Dynamic Systems’ ability to obtain future project awards;

•

delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints;

•

the effect of commodity prices and commodity production volumes, which have been and may continue to be affected by inflationary pressure, on our operations and growth opportunities and on our customers’ capital programs and demand for our services;

•	the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts;

•

events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of the services we provide and certain of our product solutions, as well as the conditions in which we operate, and can be due to failure of infrastructure on which we have performed services and result in significant liabilities that may be exacerbated in certain geographies and locations;

•

unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against us, including amounts that are not covered by, or are in excess of the coverage under, our third-party insurance;

•

potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums and deductibles for coverage deemed beneficial to us, or the unavailability of coverage deemed beneficial to us at reasonable and competitive rates (e.g., coverage for wildfire events);

•

damage to our brands or reputation, as well as potential costs, liabilities, fines or penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents;

•	disruptions in, or failure to adequately protect, our information technology systems;

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our dependence on suppliers, subcontractors, equipment manufacturers and other third parties and the impact of, among other things, inflationary pressure and regulatory, supply chain and logistical challenges on these third parties;

•	estimates and assumptions related to our financial results, remaining performance obligations and backlog;

•	our inability to attract, the potential shortage of, and increased costs with respect to skilled employees, as well as our ability to retain and attract key personnel and qualified employees;

•	our dependence on fixed price contracts and the potential that we incur losses with respect to these contracts;

•	cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•

our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•

adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards, as well as the impact of climate change;

•

competition in our business, including our ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for our services;

•

the failure of existing or potential legislative actions and initiatives to result in increased demand for our services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations;

•

the unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in our and our customers’ businesses, including as a result of inflation; supply chain or production disruptions; governmental regulations on sourcing; the imposition of tariffs, duties, taxes or other assessments; and other changes in U.S. trade relationships with foreign countries;

•	loss of or deterioration of relationships with customers that we have long-standing or significant relationships with;

•	the potential that our participation in joint ventures or similar structures exposes us to liability or harm to our reputation as a result of acts or omissions by our partners;

•

the inability or refusal of our customers or third-party contractors to pay for services, which could result in our inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims;

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risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties;

•	our inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses;

•

the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in our operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments;

•	the adverse impact of any impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

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•	difficulties managing our business as it expands and becomes more complex;

•	the impact of the unionized portion of our workforce on our operations;

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an inability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of our common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting our financing and investing activities;

•	our ability to obtain bonds, letters of credit and other project security;

•	risks related to the implementation of new information technology systems;

•	new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and

•

the other risks and uncertainties discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this prospectus supplement. Although forward-looking statements reflect our good faith beliefs at the time they are made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. In addition, we do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or otherwise.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, except under the headings “Description of Notes” in this prospectus supplement, references to “Quanta,” “we,” “us,” and “our” refer to Quanta Services, Inc. and its consolidated subsidiaries, unless the context indicates otherwise, and references to our “senior credit facility” refer to our senior credit facility under our existing credit agreement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference certain information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that Quanta files with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the documents listed below (and any amendments to these documents) that have been previously filed with the SEC and any future filings Quanta makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 and exhibits related to such Items in any Current Report on Form 8-K), until the termination of this offering. We are not, however, incorporating by reference any future filings or any documents or portions thereof contained in future filings that are not deemed “filed” with the SEC.

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025 (the “2024 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 1, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on July 31, 2025 (the “Q2 Quarterly Report”);

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, March 5, 2025, May 29, 2025 and July 31, 2025 (Item 8.01 only); and

•

our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 11, 2025, to the extent incorporated by reference in Part III of the 2024 Annual Report.

Each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by viewing the SEC’s website at www.sec.gov. We will provide, without charge, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Quanta Services, Inc.

Attn: Corporate Secretary

2727 North Loop West, Houston, Texas 77008

(713) 629-7600

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SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus supplement and accompanying prospectus, as well as the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to an investment in the notes. We also urge you to read Quanta’s public filings with the SEC, as they provide additional information about Quanta that you may find important.

About Quanta Services, Inc.

Overview

We are a leading provider of comprehensive infrastructure solutions for the electric and gas utility, renewable energy, technology, communications, pipeline and energy industries in the United States, Canada, Australia and select other international markets. We provide engineering, procurement, construction, upgrade and repair and maintenance services for infrastructure within each of these industries, including electric power transmission and distribution networks; substation facilities; wind and solar generation and transmission and battery storage facilities; electrical systems for data center, commercial and industrial facilities; communications and cable multi-system operator networks; gas utility systems; pipeline transmission systems and facilities; and downstream industrial facilities. Our operations are decentralized and labor-intensive, and we rely on craft skilled labor personnel and experienced operators to successfully manage our day-to-day business. We also have an experienced management team, both at the executive and regional levels and within our subsidiaries, which we refer to as operating companies. We operate a fleet of owned and leased trucks and trailers, support vehicles and specialty construction equipment, as well as various proprietary technologies that enhance our service offerings. We have a large and diverse customer base, including many of the leading companies in the utility, renewable energy, technology, communications, industrial and energy delivery markets. Beginning with the three months ended March 31, 2025, we began reporting our results under two reportable segments: (1) Electric Infrastructure Solutions (Electric) and (2) Underground Utility and Infrastructure Solutions (Underground and Infrastructure).

Recent Developments

Acquisition of Dynamic Systems

On July 25, 2025, we acquired (the “Acquisition”) Dynamic Systems (DSI), LLC (“Dynamic Systems”), which provides turnkey mechanical, plumbing and process infrastructure solutions to a diversified customer base that includes technology, semiconductor, healthcare and other load center markets.

The upfront consideration, subject to certain adjustments, was approximately $1.35 billion, consisting of approximately $1.15 billion in cash and approximately $200 million in shares of Quanta common stock. In addition, the former owner of Dynamic Systems is eligible for a potential contingent consideration payment of up to $216 million to the extent certain financial performance targets are achieved by Dynamic Systems during a two-year post-acquisition period. We funded the cash portion of the consideration with a combination of borrowings incurred under our commercial paper program and borrowings incurred under our senior credit facility.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 2727 North Loop West, Houston, Texas 77008, and our telephone number is (713) 629-7600. Our website is located at www.quantaservices.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for the documents expressly referenced above under “Incorporation of Certain Information by Reference” that are also posted on our website, information contained on or accessible from our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see “Description of Notes.” Capitalized terms not otherwise defined herein shall have the same meanings given them in the “Description of Notes” section of this prospectus supplement. In the following summary, all references to “Quanta,” “we,” “us” and “our” refer only to Quanta Services, Inc. and not to any of its subsidiaries.

Issuer	Quanta Services, Inc.
Securities Offered	$500,000,000 aggregate principal amount of 4.300% Senior Notes due 2028.

$500,000,000 aggregate principal amount of 4.500% Senior Notes due 2031.

$500,000,000 aggregate principal amount of 5.100% Senior Notes due 2035.

Maturity Date	2028 notes: August 9, 2028.

2031 notes: January 15, 2031.

2035 notes: August 9, 2035.

Interest Rate	The 2028 notes will bear interest at a rate of 4.300% per annum, the 2031 notes will bear interest at a rate of 4.500% per annum and the 2035 notes will bear interest at a rate of 5.100% per annum.

Interest Payment Dates	The 2028 notes will bear interest from, and including August 7, 2025, payable semi-annually in arrears on February 9 and August 9 of each year, commencing February 9, 2026.

The 2031 notes will bear interest from, and including August 7, 2025, payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2026.

The 2035 notes will bear interest from, and including August 7, 2025, payable semi-annually in arrears on February 9 and August 9 of each year, commencing February 9, 2026.

Ranking	The notes will:

•	be senior unsecured obligations of Quanta;

•	rank equally in right of payment with all existing and future senior unsecured indebtedness of Quanta, subject to applicable law;

•	rank senior in right of payment to all future subordinated indebtedness of Quanta, if any, subject to applicable law;

•	be effectively subordinated to all secured indebtedness of Quanta, if any, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all liabilities, including trade payables, of the subsidiaries of Quanta.

As of June 30, 2025, as adjusted for the borrowings incurred under our commercial paper program and our senior credit facility to finance the cash portion of the consideration paid by us in the

Acquisition, this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds,” we would have had approximately $6.0 billion of outstanding debt, of which $225.9 million would have been secured, and we would have had $2.35 billion of undrawn borrowing capacity under our senior credit facility.

As of June 30, 2025, our subsidiaries had approximately $7.17 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables.

For additional information, see “Description of Notes—Ranking.”

Optional Redemption	2028 notes

At our option, prior to July 9, 2028, we may redeem some or all of the 2028 notes, at any time and from time to time, at the applicable redemption price described under “Description of Notes—Optional Redemption” in this prospectus supplement.

Commencing July 9, 2028, we may redeem some or all of the 2028 notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 notes being redeemed plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

2031 notes

At our option, prior to December 15, 2030, we may redeem some or all of the 2031 notes, at any time and from time to time, at the applicable redemption price described under “Description of Notes—Optional Redemption” in this prospectus supplement.

Commencing December 15, 2030, we may redeem some or all of the 2031 notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

2035 notes

At our option, prior to May 9, 2035, we may redeem some or all of the 2035 notes, at any time and from time to time, at the applicable redemption price described under “Description of Notes—Optional Redemption” in this prospectus supplement.

Commencing May 9, 2035, we may redeem some or all of the 2035 notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 notes being redeemed plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

Covenants	The indenture governing the notes contains covenants limiting our ability and/or certain of our subsidiaries’ ability to:

•	create certain liens;

•	enter into sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” for more information regarding these covenants.

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined in “Description of Notes—Purchase upon a Change of Control Triggering Event”) occurs, except to the extent we have exercised our right to redeem the notes, you will have the right to require us to purchase all or any part of your notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, on such notes, to, but excluding, the purchase date. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Form and Denomination of Notes	The notes will be issued in fully registered form only and will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (the “Depositary”). The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “Description of Notes—Book-entry System.”

Absence of Established Market for Notes	The notes will be new issues of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market-making with respect to the notes may be discontinued without notice. We do not intend to list the notes on any securities exchange or public market or include the notes in any quotation system.

Use of Proceeds	We intend to use the net proceeds from this offering to repay existing indebtedness, including borrowings incurred under our commercial paper program and our senior credit facility to finance a portion of the cash consideration paid by us in the Acquisition. See “Use of Proceeds.”

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders under our senior credit facility and/or dealers under our commercial paper program and therefore, will receive a portion of the net proceeds from this offering. As such, at least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as the securities offered are investment grade rated, as that term is defined in the rule. In accordance with FINRA Rule 5121, the underwriters with a conflict of interest will not confirm sales of notes to any account over which they exercise discretionary authority without prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

Trustee	U.S. Bank Trust Company, National Association.

Governing Law	New York.

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 9 of the accompanying prospectus for a description of certain risks you should consider before investing in the notes.

Summary Historical Condensed Consolidated Financial Data of Quanta

The summary historical condensed consolidated financial data as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 set forth below are derived from our audited consolidated financial statements and are qualified in their entirety by, and should be read in conjunction with, our audited consolidated financial statements and notes related thereto in our 2024 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2024 Annual Report. The summary historical condensed consolidated financial data as of December 31, 2022 set forth below was derived from our audited consolidated financial statements and notes thereto not incorporated by reference in this prospectus supplement.

The summary historical condensed consolidated financial data as of June 30, 2025 and for the six months ended June 30, 2025 and 2024 set forth below are derived from our unaudited condensed consolidated financial statements and are qualified in their entirety by, and should be read in conjunction with, our unaudited condensed consolidated financial statements and notes related thereto in our Q2 Quarterly Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Q2 Quarterly Report. The preparation of the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses recognized during the periods presented. We review all significant estimates affecting our consolidated financial statements on a recurring basis and record the effect of any necessary adjustments prior to their publication. Judgments and estimates are based on our belief and assumption derived from information available at the time such judgments and estimates are made. Actual results could differ from those estimates. The interim financial data as of June 30, 2025 and for the six months ended June 30, 2025 and June 30, 2024 is unaudited. In the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods. The results of operations for the six months ended June 30, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025.

	Six Months Ended June 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
	(in thousands, except per share information)
Condensed Consolidated Statements of Operations Data:
Revenues	$13,006,341	$10,626,206	$23,672,795	$20,882,206	$17,073,903
Cost of services	11,164,730	9,191,381	20,162,034	17,945,120	14,544,748

Gross profit	1,841,611	1,434,825	3,510,761	2,937,086	2,529,155
Equity in earnings of integral unconsolidated affiliates	27,373	20,920	50,484	41,609	52,466
Selling, general and administrative expenses	(1,022,321)	(834,696)	(1,824,754)	(1,555,137)	(1,336,711)
Amortization of intangible assets	(222,740)	(156,725)	(382,959)	(289,014)	(353,973)
Asset impairment charges	—	—	—	—	(14,457)
Change in fair value of contingent consideration liabilities	(14,560)	(1,740)	(7,064)	(6,568)	(4,422)

Operating income	609,363	462,584	1,346,468	1,127,976	872,058
Interest and other financing expenses	(113,891)	(86,393)	(202,687)	(186,913)	(124,363)

	Six Months Ended June 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
	(in thousands, except per share information)
Interest income	7,623	11,580	32,404	10,830	2,606
Other income (expense), net	4,377	26,499	35,845	18,063	(46,415)

Income before income taxes	507,472	414,270	1,212,030	969,956	703,886
Provision for income taxes	124,980	96,295	284,747	219,267	192,243

Net income	382,492	317,975	927,283	750,689	511,643
Less: Net income attributable to non-controlling interests	8,984	11,456	22,459	6,000	20,454

Net income attributable to common stock	$373,508	$306,519	$904,824	$744,689	$491,189

Earnings per share attributable to common stock:
Basic	$2.52	$2.10	$6.16	$5.13	$3.42

Diluted	$2.47	$2.05	$6.03	$5.00	$3.32

	June 30,	December 31,
	2025	2024	2023	2022
Balance Sheet Data:	(in thousands)
Working capital	$2,200,301	$1,822,520	$2,463,781	$2,129,876
Goodwill	$5,673,791	$5,316,443	$4,045,905	$3,586,745
Total assets	$19,891,264	$18,683,894	$16,237,225	$13,464,337
Long-term debt, net of current maturities	$4,653,843	$4,099,756	$3,663,504	$3,692,432
Total stockholders’ equity	$7,857,602	$7,317,731	$6,272,241	$5,383,464

RISK FACTORS

You should carefully consider each of the following risks, the risks discussed under the heading “Risk Factors” in the accompanying prospectus and all of the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our 2024 Annual Report in Item 1A. “Risk Factors” and any other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the notes.

Risks Relating to the Notes

We have a significant amount of debt, which may increase as a result of this offering. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

We have a significant amount of debt and substantial debt service requirements. As of June 30, 2025, as adjusted for the borrowings incurred under our commercial paper program and our senior credit facility to finance the cash portion of the consideration paid by us in the Acquisition, this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds,” we would have had approximately $6.0 billion of outstanding debt, of which $225.9 million would have been secured, and we would have had $2.35 billion of undrawn borrowing capacity under our senior credit facility.

This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the payment obligations or the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•

requiring us to dedicate a substantial portion of our cash flow from operations to debt service payments, reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, dividends and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increasing interest expense on variable rate indebtedness, including borrowings under our senior credit facility;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy;

•	limiting our ability to pursue business opportunities that become available to us; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness.

Our ability to generate cash in order to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive, legislative, regulatory and other factors beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our senior credit facility and our other financing agreements, including the indenture governing the notes, and other agreements we may enter into in the future. Specifically, we will need to maintain certain financial ratios. Our business may not continue to generate sufficient cash flow from operations in the future and future borrowings may not be available to us under our senior credit facility or from other sources in an amount sufficient to service our indebtedness, including the notes, to make necessary capital expenditures or to fund our other liquidity needs. If we are unable to generate cash from our operations or through borrowings, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to make payments on our indebtedness or refinance our indebtedness will depend on factors including the state of the capital markets and our financial condition at such time, as well as the terms of our financing agreements and the indenture governing the notes. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may incur substantial additional indebtedness, including debt ranking effectively senior to the notes, which could further exacerbate the risks associated with our substantial indebtedness.

Subject to the restrictions in our senior credit facility, we and our subsidiaries may be able to incur additional indebtedness, including debt ranking effectively senior to the notes, in the future. In addition, the indenture governing the notes will not contain restrictions on the incurrence of additional debt, except for certain debt secured by liens. Although our senior credit facility contains restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, including the ability of Quanta Services, Inc. and our foreign subsidiaries to incur any amount of additional unsecured indebtedness as long as we comply with the senior credit facility’s financial covenants, and the ability, on a non-committed basis, for us to increase revolving commitments and term loans under our senior credit facility up to the Incremental Cap (as defined in our senior credit facility), and debt incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks we now face would increase.

The notes will be effectively subordinated to all existing and future secured indebtedness of us and our subsidiaries.

The notes will not be secured by any of our assets or those of our subsidiaries. As a result, the notes will be effectively subordinated to our existing secured debt and any secured debt we or our subsidiaries may incur to the extent of the value of the assets securing such debt. As of June 30, 2025, as adjusted for the borrowings incurred under our commercial paper program and our senior credit facility to finance the cash portion of the consideration paid by us in the Acquisition, this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds,” we would have had approximately $6.0 billion of outstanding debt, of which $225.9 million would have been secured, and we would have had $2.35 billion of undrawn borrowing capacity under our senior credit facility. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. To the extent that such assets cannot satisfy in full our secured debt, the holders of such secured debt would have a claim for any shortfall that would rank equally in right of payment with the notes, subject to any structural subordination of the notes with respect to obligations of our subsidiaries. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes. If new indebtedness is added to our current debt levels, the related risks we could face would be magnified.

The notes will be structurally subordinated to all existing and future obligations of our subsidiaries.

Our equity interests in our subsidiaries are subordinate to any debt and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to the extent of the value of the assets of such subsidiaries, whether or not secured. The notes will not be guaranteed by our subsidiaries and we may not have direct access to the assets of our subsidiaries unless these assets are transferred by dividend or otherwise to us. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law. In addition, our right to receive assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. As of June 30, 2025, our subsidiaries had approximately $7.17 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables.

Quanta Services, Inc. is a holding company, and it may not have access to the cash flow and other assets of its subsidiaries that may be needed to make payments on the notes.

Quanta Services, Inc. is a holding company and it conducts substantially all of its operations through its subsidiaries. Consequently, it does not have any income from operations and does not expect to generate income from operations in the future. As a result, its ability to meet its debt service obligations, including its obligations under the notes, substantially depends upon its subsidiaries’ earnings, cash flows and business considerations and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to Quanta Services, Inc. may be subject to regulatory or contractual restrictions. The right of Quanta Services, Inc. to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in the profits or a distribution of those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors.

The agreements governing our debt, including our senior credit facility, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes.

The agreements governing our existing debt impose, and future financing agreements may impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and limit our ability to:

•

incur additional debt and issue preferred stock (in the case of the senior credit facility, but not in the case of the indentures governing our existing senior notes, except for the incurrence of certain secured debt);

•	make certain acquisitions (in the case of the senior credit facility, but not in the case of the indentures governing our existing senior notes); and

•	engage in consolidations, mergers and acquisitions.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition, tax and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The limited covenants in the indenture governing the notes may not provide protection against some events or developments that may affect the trading prices for the notes or our ability to repay the notes.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	prohibit us from incurring substantial secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•

limit our subsidiaries’ ability to incur indebtedness, which would rank senior to the notes, except for limitations on the incurrence of certain secured debt by Restricted Subsidiaries (as such term is defined in the indenture governing the notes);

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, none of our joint ventures or subsidiaries that are not Restricted Subsidiaries are subject to the restrictive covenants in the notes or in the indenture governing the notes. For these reasons, you should not consider the covenants in the indenture governing the notes as a significant factor in evaluating whether to invest in the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the credit ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

We may not be able to purchase the outstanding notes upon a Change of Control Triggering Event.

Upon the occurrence of a “Change of Control Triggering Event” (as defined in “Description of Notes—Purchase upon a Change of Control Triggering Event”), unless we have exercised our right to redeem such notes in full as described under “Description of Notes—Optional Redemption,” each holder of notes of each series will have the right to require us to purchase all or any part of such holder’s outstanding notes of such series at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to purchase the notes. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to purchase the notes of any series as required under the terms of the notes of such series would result in a default under the notes of such series, which could have material adverse consequences for us and the holders of the notes of such series. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency on certain matters at the time the credit rating is issued. An explanation of the significance of such credit rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a credit rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s credit rating should be evaluated independently of any other agency’s credit rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our credit ratings are under further review for a downgrade, could adversely affect the market value or liquidity of the notes and increase our corporate borrowing costs.

An active trading market for the notes may not develop or be sustained.

The notes are new issues of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they presently intend to make a market in the notes after completion of the offering as permitted by applicable law, they have no obligation to do so, and such market-making activities may be discontinued at any time without notice. In addition, the liquidity of the trading market of the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or the financial performance or prospects of companies in our industry. We cannot assure the liquidity of the trading markets for the notes or that active public trading markets for the notes will develop or be sustained. If active public trading markets for the notes are not developed or sustained, the market prices and liquidity of the notes may be adversely affected.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Redemption may adversely affect your return on the notes.

We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described in this prospectus supplement. If we redeem the notes in such circumstances, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. See “Description of Notes—Optional Redemption.”

Risks Relating to the Acquisition

We may not realize the anticipated benefits from the Acquisition.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully integrating Dynamic Systems’ business. We plan to devote substantial management attention and resources to integrating our and Dynamic Systems’ business practices and operations so that we can fully realize the anticipated benefits of the Acquisition. Nonetheless, the business and assets acquired may not be successful, achieve the anticipated financial results or continue to grow at the same rate as when operated independently or may require greater resources and investments than originally anticipated. The Acquisition could also result in the assumption of unknown or contingent liabilities. Potential difficulties we may encounter in the integration process include the following:

•

the inability to achieve the strategic operational benefits, additional opportunities with customers, anticipated value of Dynamic Systems’ assets, reputational benefits or cost savings anticipated to result from the Acquisition in the time frame currently anticipated, or at all;

•	the failure to integrate operations and internal systems, programs and controls;

•	lost revenues and lost or damaged commercial relationships;

•	the complexities and difficulties associated with managing our business as it grows and with integrating a different customer base, markets, history, culture and strategy;

•	the failure to retain key employees of Dynamic Systems that may be difficult to replace; and

•	potential unknown liabilities and unforeseen increased expenses associated with the Acquisition.

As a result, the anticipated benefits of the Acquisition may not be realized fully within the expected timeframe or at all or may take longer to realize or cost more than expected, which could adversely affect our business, financial condition, results of operations and growth prospects.

We are not providing pro forma financial statements reflecting the impact of the Acquisition on our historical financial information or separate historical financial statements of Dynamic Systems.

We are not providing pro forma financial information reflecting the estimated pro forma impact of the Acquisition on our historical financial information in this prospectus supplement or separate financial statements for Dynamic Systems. As a result, investors will be required to determine whether to participate in this offering without the benefit of this financial information.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to repay existing indebtedness, including borrowings incurred under our commercial paper program and our senior credit facility to finance the cash portion of the consideration paid by us in the Acquisition.

Certain of the underwriters or their affiliates are lenders under our senior credit facility and/or dealers under our commercial paper program and therefore, will receive a portion of the net proceeds from this offering. As such, at least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as the securities offered are investment grade rated, as that term is defined in the rule. In accordance with FINRA Rule 5121, the underwriters with a conflict of interest will not confirm sales of notes to any account over which they exercise discretionary authority without prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of June 30, 2025:

•	on an actual basis;

•

on an as adjusted basis to give effect to the financing activities related to payment of the cash portion of the consideration for the Acquisition, including (i) borrowings incurred under our commercial paper program and our senior credit facility to finance the cash portion of the Acquisition and (ii) the payment of the cash consideration for Dynamic Systems using those borrowings (the “financing activities”), as well as the estimated cash acquired by Quanta from the balance sheet of Dynamic Systems (subject to certain post-acquisition adjustments); and

•	on an as further adjusted basis to give effect to the sale of the notes offered hereby and the application of the proceeds therefrom in the manner described under “Use of Proceeds.”

In addition to the section “Use of Proceeds,” you should read the data set forth in the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical condensed consolidated financial statements and related notes included in our Q2 Quarterly Report, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025
	Actual	As adjusted(a)	As further adjusted
	(in thousands)
Cash and cash equivalents	$509,460	$572,844	$572,844

Senior credit facility(b)	$693,145	$1,256,626	$693,145
Commercial paper program(c)	599,855	1,299,855	378,751
4.750% senior notes due 2027(d)	596,822	596,822	596,822
2.900% senior notes due 2030(d)	993,074	993,074	993,074
2.350% senior notes due 2032(d)	497,034	497,034	497,034
5.250% senior notes due 2034(d)	641,330	641,330	641,330
3.050% senior notes due 2041(d)	493,423	493,423	493,423
Senior notes due 2028 offered hereby(d)	—	—	496,595
Senior notes due 2031 offered hereby(d)	—	—	494,185
Senior notes due 2035 offered hereby(d)	—	—	493,805
Other long-term debt	225,942	225,942	225,942

Total short-term and long-term debt	4,740,625	6,004,106	6,004,106
Total stockholders’ equity	7,857,602	7,857,602	7,857,602

Total capitalization	$12,598,227	$13,861,708	$13,861,708

(a)

Cash and Cash Equivalents amounts in the “As adjusted” column are Quanta’s cash and cash equivalents as of June 30, 2025, after giving effect to the estimated cash acquired by Quanta from the balance sheet of Dynamic Systems (subject to certain post-acquisition adjustments). Other than to reflect the financing activities described above, the As adjusted column does not otherwise give pro forma effect to the closing of the Acquisition, including among other things, payment of the stock consideration in connection with the Acquisition.

(b)

As of June 30, 2025, we had approximately $69.1 million of outstanding letters of credit under our senior credit facility and approximately $2.13 billion of unused availability under our senior credit facility. On July 25, 2025, we incurred $563.5 million of borrowings under our senior credit facility to finance a portion of the cash consideration paid by us in the Acquisition. As of July 31, 2025, we had (i) approximately $962.4 million of revolving and term loan borrowings outstanding under our senior credit facility, including approximately $278.0 million of outstanding revolving loans under our senior credit facility, (ii) approximately $67.5 million of outstanding letters of credit under our senior credit facility and (iii) approximately $954.5 million of unused availability under our senior credit facility. Additionally, we maintain available commitments for revolving loans under our senior credit facility in order to provide credit support for notes issued under Quanta’s commercial paper program, and therefore such notes effectively reduce the available borrowing capacity under our senior credit facility. We have drawn, and may draw, additional proceeds under our senior credit facility prior to the closing of this offering for general corporate purposes.
(c)

On July 25, 2025, we incurred $700 million of borrowings under our commercial paper program to finance a portion of the cash consideration paid by us in the Acquisition. As of July 31, 2025, we had approximately $1.5 billion of borrowings outstanding under the commercial paper program. We have drawn, and may draw, additional proceeds under the commercial paper program prior to the closing of this offering for general corporate purposes.

(d)	Net of unamortized discounts and debt issuance costs.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as “debt securities”) supplements and, to the extent inconsistent therewith, supersedes the description of the general terms and provisions of debt securities set forth in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus. In this description, all references to the “Company,” “we,” “us” and “our” refer only to Quanta Services, Inc. and not to any of its subsidiaries. Unless otherwise indicated or unless the context requires otherwise, references to the “notes” refer to the 2028 notes, the 2031 notes and the 2035 notes, and references to the “indenture” governing the notes refer to the base indenture (as defined below) as supplemented by the seventh supplemental indenture (as defined below), the eighth supplemental indenture (as defined below) and the ninth supplemental indenture (as defined below), respectively.

General

The 2028 notes will be issued under the indenture, dated as of September 22, 2020 (the “base indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as to be supplemented and amended by the seventh supplemental indenture, dated as of August 7, 2025 (the “seventh supplemental indenture”), between the Company and the Trustee. The 2031 notes will be issued under the base indenture as to be supplemented and amended by the eighth supplemental indenture, dated as of August 7, 2025 (the “eighth supplemental indenture”), between the Company and the Trustee. The 2035 notes will be issued under the base indenture as to be supplemented and amended by the ninth supplemental indenture, dated as of August 7, 2025 (the “ninth supplemental indenture”), between the Company and the Trustee.

The indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the notes include those made part of the indenture by reference to the Trust Indenture Act. The following description and the description in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to the Trust Indenture Act and all the provisions of the notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

Principal Amount and Maturity

We are offering $500,000,000 aggregate principal amount of senior notes due 2028 (the “2028 notes”). The 2028 notes will mature on August 9, 2028.

We are offering $500,000,000 aggregate principal amount of senior notes due 2031 (the “2031 notes”). The 2031 notes will mature on January 15, 2031.

We are offering $500,000,000 aggregate principal amount of senior notes due 2035 (the “2035 notes”). The 2035 notes will mature on August 9, 2035.

The Company may, without notice to or consent of the holders or beneficial owners of the notes, issue in separate offerings additional notes of each series having the same ranking, interest rate, maturity and other terms (except the initial issue date, price to the public and, if applicable, the initial interest payment date) as the notes of such series. The notes of such series and any additional notes of such series will constitute a separate series under the indenture. If any such additional notes of any series are not fungible with the notes of such series for U.S. federal income tax purposes, such additional notes will be issued with a different CUSIP number (or other applicable identifying number).

Interest

Except as otherwise provided in the indenture, interest on the 2028 notes will accrue at a rate of 4.300% per annum from August 7, 2025 and will be payable semi-annually in arrears on February 9 and August 9, commencing February 9, 2026, to those persons in whose names the 2028 notes are registered at the close of business on the next preceding January 24 and July 24, whether or not a business day, as the case may be.

Except as otherwise provided in the indenture, interest on the 2031 notes will accrue at a rate of 4.500% per annum from August 7, 2025 and will be payable semi-annually in arrears on January 15 and July 15, commencing January 15, 2026, to those persons in whose names the 2031 notes are registered at the close of business on the next preceding January 1 and July 1, whether or not a business day, as the case may be.

Except as otherwise provided in the indenture, interest on the 2035 notes will accrue at a rate of 5.100% per annum from August 7, 2025 and will be payable semi-annually in arrears on February 9 and August 9, commencing February 9, 2026, to those persons in whose names the 2035 notes are registered at the close of business on the next preceding January 24 and July 24, whether or not a business day, as the case may be.

If any interest payment date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Ranking

The notes (i) will be the Company’s senior unsecured obligations, (ii) will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, subject to applicable law, (iii) will be senior in right of payment to all of the Company’s future subordinated indebtedness, if any, subject to applicable law, (iv) will be effectively subordinated to the Company’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and (v) will be structurally subordinated to all liabilities, including trade payables, of any of the Company’s subsidiaries.

As of June 30, 2025, as adjusted for the borrowings incurred under our commercial paper program and our senior credit facility to finance a portion of the cash consideration paid by us in the Acquisition, this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds,” we would have had approximately $6.0 billion of outstanding debt, of which $225.9 million would have been secured, and we would have had $2.35 billion of undrawn borrowing capacity under our senior credit facility. As of June 30, 2025, the Company’s subsidiaries had approximately $7.17 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables.

Optional Redemption

Prior to the applicable Par Call Date with respect to each series of notes, the Company may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2028 notes, 15 basis points in the case of the 2031 notes and 15 basis points in the case of the 2035 notes less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On or after the applicable Par Call Date with respect to each series of notes, the Company may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to (but excluding) the redemption date.

“Par Call Date” means (i) with respect to the 2028 notes, July 9, 2028 (one month prior to the maturity date of such 2028 notes), (ii) with respect to the 2031 notes, December 15, 2030 (one month prior to the maturity date of such 2031 notes) and (iii) with respect to the 2035 notes, May 9, 2035 (three months prior to the maturity date of such 2035 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the applicable Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the applicable Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the notes of such series to be redeemed. Any such redemption of notes or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata or by lot (in accordance with the Depositary’s procedures). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note of a series is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of such note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note in the same series will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by the Depositary (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price for notes of such series, on and after the applicable redemption date, interest will cease to accrue on the notes of such series or portions thereof called for redemption.

In addition, the Company may at any time, and from time to time, purchase notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise, subject to applicable law.

Purchase upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the notes of any series in full as described under “—Optional Redemption” by giving irrevocable notice to the Trustee in accordance with the indenture, each holder of the notes of such series will have the right to require the Company to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such holder’s notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (the “Change of Control Payment”), subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date. If the Change of Control Payment Date (as defined below) falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Unless the Company has exercised its right to redeem such notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes of such series or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail (or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of the Depositary, send electronically) a notice to each holder of such notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which, other than as may be required by applicable law, must be no earlier than 10 days nor later than 60 days after the date the notice is mailed or sent (or, in the case of a notice mailed or sent prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes of such series or portions of notes of such series properly tendered pursuant to the Change of Control Offer;

•

deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes of such series or portions of notes of such series properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes of such series properly accepted together with an officers’ certificate or statement signed by an officer of the Company, which need not constitute an officers’ certificate, stating the aggregate principal amount of notes of such series or portions of notes of such series being purchased.

The Company will not be required to make a Change of Control Offer with respect to the notes of such series if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the notes of such series properly tendered and not withdrawn under the third party’s offer, (ii) a notice of redemption has been given to the holders of all of the notes of such series in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes of such series validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes of such series properly tendered in accordance with the terms of such Alternate Offer.

The Company will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes of such series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes of such series, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes of such series or the indenture by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

1.

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or any of its Subsidiaries, other than any such transaction or series of related transactions where holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person’s Voting Stock immediately after giving effect thereto;

2.

the consummation of any transaction the result of which is that a “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

3.	the adoption by the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company; or

4.

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock of the surviving or transferee Person (or its parent) constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (or its parent) (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because the Company shall become a direct or indirect wholly-owned subsidiary of a holding company or other Person if the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means, with respect to any series of notes, (i) the rating of the notes of such series by both Rating Agencies is lowered at any time during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings downgrade), and (ii) the notes of such series are rated below Investment Grade by both Rating Agencies on any day during the Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Rating Agencies” means Moody’s and S&P; provided that if any of Moody’s or S&P ceases to rate any series of notes or fails to make a rating of any series of notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency with respect to such series of notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Company offers to purchase the notes of such series as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another “person” may be uncertain. In addition, holders of notes of any series may not be entitled to require the Company to purchase their notes of such series in certain circumstances involving a significant change in the composition of the board of directors of the Company, including in connection with a proxy contest. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of any notes of any series to require that we purchase or redeem the notes of such series in the event of a takeover, recapitalization or similar transaction.

Sinking Fund

There will be no mandatory sinking fund payments for the notes.

Book-entry System

Except as described in the accompanying prospectus under the heading “Description of Debt Securities—Registered Global Securities,” owners of beneficial interests in a Global Security will not be considered the holders thereof and will not be entitled to receive physical delivery of notes in definitive form, and no Global Security will be exchangeable except for another Global Security of like denomination and terms to be registered in the name of the Depositary or its nominee.

The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

None of the Company, the Trustee or any paying agent will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-day Funds Settlement System and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

The notes of each series will trade in the Depositary’s Same-Day Funds Settlement System until maturity or earlier redemption, and secondary market trading activity in the notes of such series will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes of such series.

Certain Covenants

Limitation on Liens

Except as provided below, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or permit to exist any indebtedness for borrowed money (“Indebtedness”) secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, whether owned on the date of issuance of the notes or thereafter acquired, unless the Company substantially contemporaneously secures the notes equally and ratably with (or prior to) such Indebtedness until such time as such Indebtedness is no longer secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, except that the foregoing restrictions shall not apply to Indebtedness secured by:

1.	Liens on any property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary;

2.	Liens on any property, shares of stock or Indebtedness existing at the time of acquisition of such property, stock or Indebtedness by the Company or a Restricted Subsidiary;

3.

Liens to secure (i) the payment of all or any part of the price of acquisition, construction, alteration, expansion, repair or improvement of property, assets or stock by the Company or a Restricted Subsidiary or (ii) any Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of or within one year after the later of the acquisition or completion of construction, alteration, expansion, repair or improvement of such property (including any improvements on an existing property), which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction, alteration, expansion, repair or improvements thereon; provided, however, that, in the case of any such acquisition, construction, alteration, expansion, repair or improvement, the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction, alteration, expansion, repair or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

4.	Liens securing Indebtedness of the Company or a Restricted Subsidiary owing to the Company, a Restricted Subsidiary or a wholly-owned Subsidiary;

5.

Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

6.

Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

7.

Liens existing as of, or provided for under the terms of agreements existing as of, the date of the seventh supplemental indenture, the eighth supplemental indenture or the ninth supplemental indenture, as applicable to such series of notes;

8.	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries;

9.

Liens to banks arising from the issuance of letters of credit issued by such banks (“issuing banks”) which constitute borrowed money on the following: (i) any and all shipping documents, warehouse receipts, policies or certificates of insurance and other documents accompanying or relative to drafts drawn under any credit, and any draft drawn thereunder (whether or not such documents, goods or other property be released to or upon the order of the Company or any Subsidiary under a security agreement or trust or bailee receipt or otherwise), and the proceeds of each and all of the foregoing; (ii) the balance of every deposit account, now or at the time hereafter existing, of the Company or any Subsidiary with the issuing banks, and any other claims of the Company or any Subsidiary against the issuing banks; and all property claims and demands and all rights and interests therein of the Company or any Subsidiary and all evidences thereof and all proceeds thereof which have been or at any time will be delivered to or otherwise come into the issuing bank’s possession, custody or control, or into the possession, custody or control of any bailee for the issuing bank or of any of its agents or correspondents for the account of the issuing bank, for any purpose, whether or not for the express purpose of being used by the issuing bank as collateral security or for the safekeeping or for any other or different purpose, the issuing bank being deemed to have possession or control of all of such property actually in transit to or from or set apart for the issuing bank, any bailee for the issuing bank or any of its correspondents acting in its behalf, it being understood that the receipt at any time by the issuing bank, or any of its bailees, agents or correspondents, or other security, of whatever nature, including cash, will not be deemed a waiver of any of the issuing bank’s rights or powers hereunder; (iii) all property shipped under or pursuant to or in connection with any credit or drafts drawn thereunder or in any way related thereto, and all proceeds thereof; or (iv) all additions to and substitutions for any of the property enumerated above in this subsection;

10.

Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in clauses (1) through (9) above; provided, however, that the principal amount of Indebtedness so secured shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement or, if greater, the committed amount of Indebtedness originally secured by such Liens (plus, in each case, the aggregate amount of premiums, other payments, costs and expenses related to any refinancing, refunding, extension, renewal or replacement of such Indebtedness), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Liens so extended, renewed or replaced (plus improvements and construction on such property);

11.

Liens securing the payment of taxes, special assessments, governmental charges or claims which are not overdue for a period of more than sixty days or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by GAAP;

12.

deposits, pledges or Liens on or securing property or shares of stock under workers’ compensation, unemployment insurance and social security laws or similar obligations, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, bankers’ acceptances or completion guarantees, or to secure statutory or regulatory obligations or surety or appeal bonds and related indemnification obligations in respect thereof, government contracts, performance and return-of-money bonds and other obligations of a similar nature, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

13.

any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

14.

any judgment Lien or Lien securing or arising from the rendering of a decree, attachment, award or order unless (i) the judgment it secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay or (ii) the judgment it secures results in an Event of Default;

15.

easements, rights-of-way, zoning restrictions, servitudes, encroachments, title defects or other irregularities, and servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, and other restrictions, charges or encumbrances not materially interfering with the ordinary conduct of the business;

16.

any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s, construction contractor’s or similar Lien or pursuant to customary reservations or retentions of title in each case for sums not yet overdue for a period of more than sixty days or that are bonded or being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

17.

leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole, and any Lien of a lessor in the property subject to any operating lease or short-term rental;

18.	Liens encumbering property or assets under construction or arising from progress or partial payments by a third party relating to such property or assets;

19.	Liens arising from filing Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases or short-term rentals;

20.

Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under interest rate agreements, currency agreements or commodity agreements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

21.	Liens on or sales of receivables;

22.

Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies in connection with industrial revenue, pollution control, private activity bonds or similar financing;

23.

restrictions on dispositions of property, assets or stock to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement and customary options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;

24.

Liens of sellers of goods arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

25.

Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business, provided that such Liens secure only future performance; or

26.	any Lien securing Indebtedness of a Person which is a Successor Company (as defined below) to the Company to the extent permitted under “—Consolidation, Merger and Sale of Assets.”

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the notes, create, incur, issue, assume, guarantee or permit to exist any Indebtedness secured by a Lien, other than those permitted pursuant to clauses (1) through (26) above, if, immediately after giving pro forma effect to the Incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) (i) all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens (other than those Liens permitted pursuant to clauses (1) through (26) above) and (ii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions with respect to any Principal Property, at the time of determination, does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any Principal Property, unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the notes pursuant to the covenant described in “Limitation on Liens” above or (ii) the Company, within twelve months from the effective date of such Sale/Leaseback Transaction, applies to (x) the voluntary defeasance or retirement (excluding retirements of notes and other Indebtedness ranking pari passu with the notes as a result of conversions, pursuant to mandatory sinking funds or mandatory prepayment provisions or by payment at maturity) of notes or other Indebtedness ranking pari passu with the notes, (y) the acquisition, construction, development or improvement of any Principal Property used or useful in the businesses of the Company or its Subsidiaries or (z) any combination of the foregoing, an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

•

either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the notes and the indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the notes and the indenture, the Company will promptly thereafter be released from such obligations.

Reports

The indenture provides that so long as any notes of the applicable series are outstanding, if the Company is subject to the periodic reporting requirements of the Exchange Act, it will furnish to the Trustee and the holders (unless such reports are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto) copies of the annual reports and of the information, documents and other reports the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the Company is required to file such reports with the SEC. If the Company is not subject to the periodic reporting requirements of the Exchange Act, then the Company will file with the Trustee and the holders (unless such reports are available on the EDGAR system or any successor thereto) and the SEC, in accordance with the SEC’s rules and regulations, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such statements, reports, notices and other information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants in the indenture (as to which the Trustee is entitled to rely exclusively on officers’ certificates and other certificates pursuant to the terms of the indenture).

Certain Definitions

The following definitions, among others, are used in the indenture. Many of the definitions of terms used in the indenture have been negotiated specifically for the purposes of inclusion in the indenture and may not be consistent with the manner in which such terms are defined in other contexts. Prospective purchasers of notes are encouraged to read each of the following definitions carefully and to consider such definitions in the context in which they are used in the indenture. Capitalized terms used herein but not defined have the meanings assigned thereto in the indenture.

“Attributable Indebtedness” with respect to a Sale/Leaseback Transaction means, as of the time of determination, (i) if the obligation with respect to such Sale/Leaseback Transaction is a Finance Lease Obligation, the amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (ii) if the obligation with respect to such Sale/Leaseback Transaction is not a Finance Lease Obligation, the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the rate per annum borne by the applicable notes compounded semi-annually.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depletion, depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated) (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than twelve months after the date as of which the amount is being determined); (ii) current Indebtedness and current maturities of long-term Indebtedness; (iii) minority interests in the Company’s Subsidiaries held by Persons other than the Company or a wholly-owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Finance Lease Obligation” means an obligation that is required to be accounted for as a finance lease (and, for the avoidance of doubt, not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fund Entity” means any Subsidiary of the Company, 100% of whose capital stock is at the time owned by the Company directly or indirectly through other Persons 100% of whose capital stock is at the time owned, directly or indirectly, by the Company (other than, in the case of any Subsidiary that is not organized or existing under the laws of the United States, any state of the United States or the District of Columbia, with respect to any directors’ qualifying shares), which does not act other than either (a) solely as the general partner of one or more of the Company’s Investment Funds or (b) solely for the purpose of being a registered investment adviser for any of such Investment Funds, whether directly or indirectly through the general partner of such Investment Fund.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the date on which the applicable notes are issued, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP consistently applied.

“Investment Fund” means any foreign or domestic limited partnership, limited liability company or other investment vehicle with respect to which a Fund Entity acts as a general partner and/or its registered investment adviser, whether directly or indirectly through the general partner of such Investment Fund, and in which the Company and/or one or more of its Subsidiaries holds no more than a minority equity interest.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any manufacturing plant or other similar facility (including Production Machinery and Equipment located thereon), corporate office, equipment yard, maintenance facility, training facility or warehouse owned by the Company or any Subsidiary, which is located within the United States (excluding its territories and possessions), in each case having a net book value in excess of 1% of Consolidated Net Tangible Assets other than (i) any such plant, facility or property which the Company’s Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety or (ii) any portion of any such plant, facility or property which the Company’s Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

“Production Machinery and Equipment” means production machinery and equipment in such Principal Property used directly in the production of the Company’s or any Subsidiary’s products.

“Restricted Subsidiary” means any Subsidiary of the Company (other than any Fund Entity or Captive Insurance Subsidiary), substantially all of the assets of which are located in the United States (excluding its territories and possessions) that at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, owns a Principal Property; provided, however, that any Subsidiary that transacts any substantial portion of its business and regularly maintains any substantial portion of its fixed assets outside of the United States (excluding its territories and possessions) shall not be deemed to be a “Restricted Subsidiary.”

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the date of issuance of the applicable notes or thereafter acquired whereby the Company or any of its Restricted Subsidiaries transfers such property to a Person and the Company or any of its Restricted Subsidiaries leases it from such Person other than (1) leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries and (3) leases of a property executed by the time of, or within twelve months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such property.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that any Person the accounts of which are not consolidated with those of the Company in its consolidated financial statements prepared in accordance with GAAP shall not be deemed to be a “Subsidiary” of the Company.

Events of Default and Remedies

The following will constitute “Events of Default” under the indenture with respect to the notes of each series, subject to any additional limitations and qualifications included in the indenture:

(1)	default in the payment of any installment of interest on the notes of such series as and when the same become due and payable and continuance of such default for a period of 30 days;

(2)

default in the payment of principal or premium, if any, with respect to the notes of such series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

(3)	default in the payment of any sinking fund payment with respect to the notes of such series as and when the same become due and payable and continuance of such default for a period of 30 days;

(4)

failure on the part of the Company to comply with any of the covenants or agreements on the part of the Company in the notes of such series, in the indenture for the benefit of such series of notes or in any supplemental indenture with respect to the notes of such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes of such series at the time outstanding;

(5)

indebtedness for money borrowed of the Company or any Restricted Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated prior to its stated final maturity by the holders thereof because of a default, the total principal amount of such indebtedness unpaid or accelerated exceeds $400.0 million or the United States dollar equivalent thereof at the time and such default remains uncured or such acceleration is not rescinded or annulled for 30 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes of such series at the time outstanding;

(6)

the Company or any of its Restricted Subsidiaries (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Restricted Subsidiary or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency; and

(7)

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Restricted Subsidiaries or a substantial part of any of their property under the

United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Restricted Subsidiary or for a substantial part of its property or any of their property (except any decree or order appointing such official of such Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another one or more other Restricted Subsidiaries or Subsidiaries or to or with the Company) or (3) the winding-up or liquidation of the Company or any such Restricted Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with one or more other Restricted Subsidiaries or Subsidiaries or to or with the Company), and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days.

If an Event of Default described in the first, second, third, fourth or fifth clauses above occurs and is continuing with respect to the notes of such series, unless the principal and interest with respect to all the notes of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding may declare the principal of and interest on all the notes of such series due and payable immediately. If an Event of Default described in the sixth or seventh clauses above occurs, unless the principal and interest with respect to all the notes of such series has become due and payable, the principal of and interest on all the notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes of such series.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the notes of such series or the indenture for the benefit of such series of notes, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Company or any other obligor on the notes of such series. In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the notes of such series, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid with respect to the notes of such series. No holder of any notes of such series will have any right to institute any action or proceeding upon, under or with respect to the indenture, for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to the notes of such series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the indenture.

Prior to the acceleration of the maturity of the notes of such series, the holders of a majority in aggregate principal amount of the notes of such series at the time outstanding may, on behalf of the holders of all the notes of such series, waive any past default or Event of Default and its consequences for the notes of such series, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such notes or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the notes of such series will be restored to their former positions and rights under the indenture.

The Trustee is required to give, within 90 days after the occurrence of a default actually known to a responsible officer of the Trustee with respect to the notes of each series, to the holders of the notes of such series notice of all defaults with respect to the notes of such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the notes of such series or in the making of any sinking fund or purchase fund payment with respect to the notes of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such notes.

Defeasance; Satisfaction and Discharge

The notes of each series will be subject to defeasance and discharge, and the covenants set forth above under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale/Leaseback Transactions” and “—Certain Covenants—Consolidation, Merger and Sale of Assets” and “—Certain Covenants—Reports” will be subject to covenant defeasance, as set forth in the indenture. See “Description of Debt Securities—Satisfaction and Discharge of the Indenture; Defeasance” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal income tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to the notes that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to the notes that are purchased for cash at original issue and at the original “issue price” of the applicable series of the notes within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the applicable series of notes is sold to investors for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. Holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or S corporations for U.S. federal income tax purposes (and investors therein);

•	tax-exempt entities or governmental entities;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity or other arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in the notes and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Effects of Certain Contingencies

We may pay amounts in excess of the stated interest and principal payable on the notes or make payments in advance of their scheduled times, as described above under “Description of Notes—Purchase upon a Change of Control Triggering Event” and “Description of Notes—Optional Redemption.” These contingencies may implicate the provisions of the Treasury Regulations governing “contingent payment debt instruments,” which could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences discussed herein. We believe and intend to take the position, and the remainder of this discussion assumes, that the notes are not contingent payment debt instruments within the meaning of the applicable Treasury Regulations. Our position is binding on a holder unless such holder discloses a contrary position in the manner that is required by the applicable Treasury Regulations. Our position is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above. In that case, if such position is sustained, a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain part or all of the gain recognized on the taxable disposition of the notes. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Stated Interest

Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss (if any) on a sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally be equal to the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of the sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding with respect to payments of stated interest on a note and proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder has become subject to backup withholding due to a prior failure to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not, actually or constructively, own stock possessing 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder that is not effectively connected with the conduct of a trade or business within the United States will generally be subject to a 30% U.S. federal withholding tax, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder generally must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable documentation), certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Unless an applicable income tax treaty provides otherwise, any such effectively connected interest generally will be subject to U.S. federal income tax on a net income basis at the regular rates of tax. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (including effectively connected interest), as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “— Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts allocable to any accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States; or

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Unless an applicable income tax treaty provides otherwise, any gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (including effectively connected gain), as adjusted for certain items.

Any gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of the Non-U.S. Holder, if any (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest to a Non-U.S. Holder generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest” or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) paid to or through the U.S. office of a broker or the non-U.S. office of a broker that is a U.S. person, or a non-U.S. person with specified connections to the United States, generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption.

Proceeds of a disposition of a note paid to or through a non-U.S. office of a broker that is a non-U.S. person without specified connections to the United States generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of stated interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), whether such institution or entity is the beneficial owner or an intermediary, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2031 Notes	Principal Amount of 2035 Notes
BofA Securities, Inc.	$100,000,000	$100,000,000	$100,000,000
Wells Fargo Securities, LLC	$100,000,000	$100,000,000	$100,000,000
J.P. Morgan Securities LLC	$60,000,000	$60,000,000	$60,000,000
PNC Capital Markets LLC	$50,000,000	$50,000,000	$50,000,000
Truist Securities, Inc.	$50,000,000	$50,000,000	$50,000,000
BMO Capital Markets Corp.	$25,000,000	$25,000,000	$25,000,000
Citizens JMP Securities, LLC	$25,000,000	$25,000,000	$25,000,000
BBVA Securities Inc.	$20,000,000	$20,000,000	$20,000,000
BNP Paribas Securities Corp.	$20,000,000	$20,000,000	$20,000,000
CIBC World Markets Corp.	$20,000,000	$20,000,000	$20,000,000
U.S. Bancorp Investments, Inc.	$20,000,000	$20,000,000	$20,000,000
RBC Capital Markets, LLC	$10,000,000	$10,000,000	$10,000,000

Total	$500,000,000	$500,000,000	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.200% of the principal amount of the 2028 notes, 0.350% of the principal amount of the 2031 notes and 0.400% of the principal amount of the 2035 notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $4.4 million and are payable by us.

New Issues of Notes

The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about August 7, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is one business day preceding the settlement date should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for the period following the date of this prospectus supplement through the closing date of the notes offered hereby without first obtaining the prior written consent of BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc. (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the notes or any securities that are substantially similar to the notes, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any notes or such other securities, in cash or otherwise, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders under our senior credit facility and/or dealers under our commercial paper program and therefore, will receive a portion of the net proceeds from this offering. As such, at least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as the securities offered are investment grade rated, as that term is defined in the rule. In accordance with FINRA Rule 5121, the underwriters with a conflict of interest will not confirm sales of notes to any account over which they exercise discretionary authority without prior written approval of the customer.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters and/or their affiliates are lenders under our senior credit facility and/or dealers under our commercial paper program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus

Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation 14 or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish or supplement a prospectus for such offer.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the underwriters have agreed that they will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for us by Latham & Watkins LLP, Houston, Texas, and Duane Morris LLP, Houston, Texas. Certain legal matters in connection with the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of eight businesses because they were acquired by the Company in purchase business combinations during 2024) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Quanta Services, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PWR.” On August 1, 2024, the last reported sale price of our common stock on the NYSE was $254.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Quanta,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Quanta Services, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus includes forward-looking statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning.

In particular, these include, but are not limited to, statements relating to the following:

•

Projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and financial results prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including EBITDA, adjusted EBITDA, adjusted earnings per share and backlog;

•	Expectations regarding our business or financial outlook;

•	Expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries;

•	Expectations regarding our plans and strategies, including with respect to our supply chain solutions and expanded or new services offerings;

•	The business plans or financial condition of our customers, including with respect to the transition to a reduced-carbon economy;

•	The potential benefits from, and future financial and operational performance of, acquired businesses and our investments;

•	The expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects;

•	Possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables;

•

The development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support the transition to a reduced-carbon economy, electrical grid modernization projects, upgrade and hardening projects, larger transmission and pipeline projects and data center projects;

•	Expectations regarding the future availability and price of materials and equipment necessary for the performance of our business;

•

The expected impact of global and domestic economic or political conditions on our business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates, recessionary economic conditions and commodity prices and production volumes;

•	The expected impact of changes and potential changes in climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy;

•

Future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of our equity or debt securities or repayments of other outstanding debt;

•	The expected impact of existing or potential legislation or regulation;

•	Potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	The future demand for, availability of and costs related to labor resources in the industries we serve;

•	The expected recognition and realization of our remaining performance obligations or backlog;

•	Expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and

•	Expectations with respect to our ability to reduce our debt and maintain our current credit ratings.

These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. These statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

•

Market, industry, economic, financial or political conditions that are outside of our control, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which we operate, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships, and geopolitical conflicts and political unrest;

•	Quarterly variations in our operating and financial results, liquidity, financial condition, cash flows, capital requirements, and reinvestment opportunities;

•	Trends and growth opportunities in relevant markets, including our ability to obtain future project awards;

•

Delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints;

•

The effect of commodity prices and commodity production volumes, which have been and may continue to be affected by inflationary pressure, on our operations and growth opportunities and on our customers’ capital programs and demand for our services;

•	The successful negotiation, execution, performance and completion of anticipated, pending and existing contracts;

•

Events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of the services we provide and certain of our product solutions, as well as the conditions in which we operate, and can be due to failure of infrastructure on which we have performed services and result in significant liabilities that may be exacerbated in certain geographies and locations;

•

Unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against us, including amounts that are not covered by, or are in excess of the coverage under, our third-party insurance;

•

Potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to us, or the unavailability of coverage deemed beneficial to us at reasonable and competitive rates (e.g., coverage for wildfire events);

•

Damage to our brands or reputation, as well as potential costs, liabilities, fines or penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents;

•	Disruptions in, or failure to adequately protect, our information technology systems;

•

Our dependence on suppliers, subcontractors, equipment manufacturers and other third parties and the impact of, among other things, inflationary pressure and regulatory, supply chain and logistical challenges on these third parties;

•	Estimates and assumptions related to our financial results, remaining performance obligations and backlog;

•	Our inability to attract, the potential shortage of, and increased costs with respect to skilled employees, as well as our ability to retain and attract key personnel and qualified employees;

•	Our dependence on fixed price contracts and the potential that we incur losses with respect to these contracts;

•	Cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•

Our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•

Adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards, as well as the impact of climate change;

•	Our ability to generate internal growth;

•

Competition in our business, including our ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for our services;

•

The failure of existing or potential legislative actions and initiatives to result in increased demand for our services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations;

•

The unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in our and our customers’ businesses, including as a result of inflation; supply chain or production disruptions; governmental regulations on sourcing; the imposition of tariffs, duties, taxes or other assessments; and other changes in U.S. trade relationships with foreign countries;

•	Loss of or deterioration of relationships with customers that we have long-standing or significant relationships with;

•	The potential that our participation in joint ventures or similar structures exposes us to liability or harm to our reputation as a result of acts or omissions by our partners;

•

The inability or refusal of our customers or third-party contractors to pay for services, which could result in our inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims;

•

Risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-

bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties;

•	Our inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses;

•

The potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in our operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments;

•	The adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

•	Difficulties managing our business as it expands and becomes more complex;

•	The impact of the unionized portion of our workforce on our operations;

•

An inability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of our common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting our financing and investing activities;

•	Our ability to obtain bonds, letters of credit and other project security;

•	Risks related to the implementation of new information technology systems;

•	New or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and

•

The other risks and uncertainties described elsewhere herein and in Item 1A. Risk Factors in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 and as may be detailed from time to time in our other public filings with the U.S. Securities and Exchange Commission (the “SEC”).

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this prospectus. Although forward-looking statements reflect our good faith beliefs at the time they are made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. In addition, we do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.quantaservices.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 2, 2024 and August 1, 2024.

•	Our Current Reports on Form 8-K filed with the SEC on March 8, 2024, May 31, 2024, July 22, 2024 (Items 1.01, 2.01 and 2.03 only) and August 1, 2024 (Items 1.01 and 2.03 only).

•	The description of our Common Stock contained in our Form 8-A12B filed with the SEC on January 28, 1998, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Quanta Services, Inc.

2727 North Loop West

Houston, Texas 77008

(713) 629-7600

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a leading provider of comprehensive infrastructure solutions for the electric and gas utility, renewable energy, technology, communications, pipeline and energy industries in the United States, Canada, Australia and select other international markets. We provide engineering, procurement, construction, upgrade and repair and maintenance services for infrastructure within each of these industries, including electric power transmission and distribution networks; substation facilities; wind and solar generation and transmission and battery storage facilities; communications and cable multi-system operator networks; gas utility systems; pipeline transmission systems and facilities; and downstream industrial facilities. Our operations are decentralized and labor-intensive, and we rely on craft skilled labor personnel and experienced operators to successfully manage our day-to-day business. We also have an experienced management team, both at the executive and regional levels and within our subsidiaries, which we refer to as operating companies. We operate a fleet of owned and leased trucks and trailers, support vehicles and specialty construction equipment, as well as various proprietary technologies that enhance our service offerings. We have a large and diverse customer base, including many of the leading companies in the utility, renewable energy, technology, communications, industrial and energy delivery markets.

Our principal executive offices are located at 2727 North Loop West, Houston, Texas 77008. Our telephone number at that location is (713) 629-7600. Our website is www.quantaservices.com. Information contained in our website is not incorporated by reference to this prospectus and you should not consider information contained in our website as part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement About Forward-Looking Statements and Information” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions or investments; and

•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term investments or apply them to the reduction of short-term indebtedness, indebtedness under the credit agreement for our senior credit facility, or indebtedness under our commercial paper program.

DESCRIPTION OF CAPITAL STOCK

The following describes Quanta’s common stock, preferred stock, restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”). The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Under our certificate of incorporation, we have the authority to issue 610,000,000 shares of capital stock, consisting of 600,000,000 shares of common stock, par value $0.00001 per share (“common stock”), and 10,000,000 shares of preferred stock, par value $0.00001 per share (“preferred stock”).

As of July 29, 2024, there were 147,329,779 shares of our common stock and no shares of our preferred stock issued and outstanding. All of the outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Our stockholders are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors.

Under our bylaws, when a quorum is present at any meeting of our stockholders, the affirmative vote of a majority of the votes cast affirmatively or negatively on a matter will be the act of the stockholders, unless the question is one upon which by express provision of law, our certificate of incorporation, or our bylaws, a different vote is required or unless under the rules and regulations of any stock exchange applicable to us or pursuant to any regulation applicable to us or our securities, a different vote is provided, in which case such express provision will govern and control the decision of such question.

Under our bylaws, in connection with an election of directors, each nominee for election in an uncontested election is elected by the vote of the majority of votes cast with respect to such director at any meeting of our stockholders at which a quorum is present, meaning that the number of shares voted for such director must exceed the number of shares voted against such director; provided, however, that in all elections other than uncontested elections, directors will be elected by a plurality of the votes cast at any meeting of the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders will not be permitted to vote against a nominee. Holders of our common stock have no right to cumulate their votes in an election of directors.

Dividend Rights

Subject to the preferred rights of the holders of shares of any class or series of our preferred stock, holders of our common stock are entitled to receive out of our funds legally available therefor, such dividends (payable in cash, stock or otherwise) as Quanta’s board of directors (the “board of directors”) may from time to time determine, payable to stockholders of record on such dates. The declaration and amount of future dividends is at the discretion of our board of directors and will depend on, among other factors, our financial condition, results of operations, cash flows, current and anticipated expansion plans, requirements under Delaware law and other factors that our board of directors may deem relevant.

Liquidation Rights

Our stockholders are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding.

No Preemptive, Conversion or Redemption Rights

Our stockholders have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to our common stock.

Listing

Our common stock is traded on the New York Stock Exchange under the symbol “PWR.”

Issuance of Preferred Stock

Our certificate of incorporation authorizes up to 10,000,000 shares of preferred stock. Preferred stock may be issued in one or more series as may be determined from time to time by the board of directors, and the board of directors, without further approval of the stockholders, is authorized to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the fullest extent permitted by law.

The prospectus supplement relating to any series of preferred stock Quanta offers will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before Quanta issues any preferred stock, and you should read any such form of preferred stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative or non-cumulative;

•	any terms for the conversion or exchange of the preferred stock for other securities of Quanta or any other entity;

•	any redemption provisions;

•	any liquidation preference;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares of preferred stock represented by depositary receipts. If we so elect, a depositary share may represent a fractional interest, to be specified in any applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of our then-existing stockholders, as well as dividend and liquidation payments on both common and preferred stock, and, under certain circumstances, make it more difficult for a third party to gain control of Quanta.

Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may deter or render more difficult proposals to acquire control of Quanta, including proposals a stockholder might consider to be in his or her best interest, impede or delay a change in membership of the board of directors and make removal of our management more difficult.

Action by Stockholders Without a Meeting

Our certificate of incorporation provides that any action to be taken by our stockholders must be effected at an annual or special meeting and may not be effected by any consent in writing of such stockholders.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called at any time only by the chairman of the board of directors and shall be called within ten days after receipt of the written request of the board of directors, pursuant to a resolution of a majority of the board of directors to call a special meeting. Holders of our common stock do not have the right to call a special meeting of stockholders. The business transacted at a special meeting of stockholders is confined to the purpose stated in the notice of the meeting.

Advance Notice Provisions

Our bylaws provide that proposals and director nominations made by a stockholder to be voted upon at any annual meeting or special meeting of the stockholders may be considered only if such proposal or director nomination is properly brought before such meeting. In order for any matter, to be considered properly brought before such meeting, a stockholder must comply with certain requirements regarding advance notice to us.

Generally, in the case of an annual meeting, stockholders must deliver to the Secretary of Quanta a written notice between 90 and 120 days before the anniversary date of our immediately preceding annual meeting of the stockholders. In the case of an annual meeting that is more than 30 days before or more than 30 days after such anniversary date, or in the event that no annual meeting was held in the preceding year, stockholders must deliver such notice between 90 and 120 days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by us. In no event will the adjournment of an annual meeting, or postponement of an annual meeting for which notice was given, or the public announcement of such adjournment or postponement, commence a new time period for any stockholder to give notice.

To be in proper form, the notice must include, among other things, the name and address of the stockholder, certain information regarding the shares owned by the stockholder, a brief description of the business desired to be brought by the stockholder at the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. To nominate directors, the notice must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as well as representations regarding whether a director nominee is a party to any agreement with respect to voting or compensation or that might limit such director nominee’s exercise of fiduciary duties, among other things. Additionally, the notice must include such other information about the stockholder, each proposal and nominee as required by the SEC.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before a meeting, including making nominations for directors.

Vacancies on the Board of Directors

Our bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose.

Delaware Business Combination Statute

We are a Delaware corporation and are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 of the DGCL prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the time the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for certain legal matters will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware). This provision applies to (i) any derivative action or proceeding brought on behalf of Quanta, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our present or former directors, officers, employees or stockholders to Quanta or our stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action asserting a claim arising pursuant to any provision of the certificate of incorporation or bylaws (as either may be amended from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine.

Additionally, our bylaws provide unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the unsecured notes, debentures or other evidences of indebtedness of the Company (collectively, the “debt securities”) that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under our existing indenture, dated as of September 22, 2020, between us and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated September 22, 2020, the Second Supplemental Indenture, dated September 23, 2021, the Third Supplemental Indenture, dated September 23, 2021 and the Fourth Supplemental Indenture, dated September 23, 2021 (as amended, modified or supplemented from time to time the “Indenture”). We have summarized select portions of the Indenture below. The summary is not complete. The Indenture is attached as an exhibit and incorporated by reference into the registration statement of which this prospectus forms a part and you should read the Indenture for provisions that may be important to you. The Indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the Indenture. Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture. We urge you to read the Indenture because it, and not the summary below, defines your rights as a holder of debt securities.

General

The Indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by the Company’s board of directors or established in one or more supplemental indentures. You should read the prospectus supplement and any other offering material relating to a particular series of debt securities for any or all of the following terms of such series of debt securities offered by that prospectus supplement and this prospectus:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of any debt securities registered as to principal and interest), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places, if any, in addition to or instead of a corporate trust office of the Trustee where the principal, premium, if any, and interest with respect to debt securities of the series shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

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the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	whether the debt securities will be convertible into or exchangeable for any other securities of the Company or any other obligor and the applicable terms and conditions;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “—Satisfaction and Discharge of the Indenture; Defeasance;”

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if other than the coin or currency of the United States, the coin, currency, currencies or units of currencies in which payment of the principal, premium, if any, and interest with respect to the debt securities of the series will be payable;

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if other than the principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

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any addition to or change in the Events of Default (as defined below) with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such debt securities due and payable;

•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities of the series;

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the applicability of, and any changes in or additions to, the covenants and definitions set forth in the Indenture or the terms of the Indenture relating to consolidation, merger, sale, conveyance, transfer or lease described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars other than the Trustee;

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if the debt securities of the series shall be issued in whole or in part in the form of a Global Security (as defined below), the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the Depositary (as defined below) for such Global Security;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

•	any other terms of the debt securities of the series which are not prohibited by the provisions of the Indenture or applicable law.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to (1) debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (3) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (4) variable rate debt securities that are exchangeable for fixed rate debt securities.

Payments of interest on debt securities may be made (1) at the office of the Trustee at which its corporate trust office for such purpose is administered in the United States (the “corporate office of the Trustee”); (2) at the option of the Company, by check mailed to the registered holders thereof; or (3) if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, if a payment date is not a business day, payment shall be made on the next succeeding day that is a business day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a business day for the intervening period. If a regular record date is not a business day, the record date shall not be affected.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at a corporate office of the Trustee, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The transferor of any debt security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Registered Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with The Depository Trust Company or a custodian or a nominee for a depositary identified in the prospectus supplement relating to such series (the “Depositary”). In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the Indenture and the debt securities. Any notices required to be given to the holders while the debt securities are Global Securities shall be given only to the Depositary. Except as set forth below, owners of beneficial interests in a Global Security will not (1) be entitled to have the debt securities represented by such Global Security registered in their names, (2) receive or be entitled to receive physical delivery of such debt securities in definitive form and (3) be considered the owners or holders thereof under the Indenture.

Principal, premium, if any, and interest payments on debt securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee, any registrar, any paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.

The Company expects that the Depositary for any debt securities represented by a Global Security, upon receipt of any payment of principal, premium, if any, or interest, will credit, in accordance with the Depositary’s policies, participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants, and will not be the responsibility of the Company. The Company will not be liable for any delay by the Depositary or any of its participants in identifying the beneficial owners of any Global Security, and the Company may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

If the Depositary for any debt securities represented by a Global Security is at any time unwilling, unable, ineligible or unqualified under applicable law to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such debt securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Global Security or Global Securities representing such debt securities. In the event that the Company issues debt securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) the Company for such debt securities. In connection with any proposed exchange of a debt security in definitive form for a Global Security, there shall be provided to the Trustee all information necessary to allow the

Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Certain Covenants

The Indenture contains certain covenants of the Company, including the following:

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the Company will punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the debt securities, at the places and times and in the manner provided in the Indenture and in the debt securities;

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the Company will maintain an office or agency where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon the Company in respect of the debt securities and the Indenture may be served;

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the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company, a statement complying with the Trust Indenture Act signed by an Officer of the Company, which need not constitute an Officers’ Certificate, stating (1) that a review of the activities of the Company during such year and of the Company’s performance under the Indenture and under the terms of the debt securities has been made under his or her supervision, (2) whether or not, to the best of his or her knowledge, the Company was in compliance with all conditions and covenants under the Indenture during such year and (3) if, to the best of his knowledge, the Company is in Default, specifying all such Defaults known to such Officer and the nature and status thereof;

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the Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of the Indenture; and

•	the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Any restrictive covenants of the Company applicable to any series of debt securities will be described in the applicable prospectus supplement or other offering material.

Events of Default and Remedies

The following events are defined in the Indenture as “Events of Default” with respect to a series of debt securities:

•	default in the payment of any installment of interest on any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

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default in the payment of principal or premium, if any, with respect to any debt securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

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default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

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failure on the part of the Company to comply with any of the covenants or agreements on the part of the Company in the debt securities of that series, in any resolution of the board of directors of the Company authorizing the issuance of that series of debt securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

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the Company (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency;

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the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or a substantial part of its property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (3) the winding-up or liquidation of the Company, and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days; and

•	any other Event of Default provided with respect to debt securities of that series.

An Event of Default with respect to one series of debt securities may not necessarily be an Event of Default for another series and Events of Default for any series of debt securities may be modified as described in the applicable prospectus supplement.

If an Event of Default described in the first, second, third, fourth or seventh bullet points above occurs and is continuing with respect to any series of outstanding debt securities, unless the principal and interest with respect to all the debt securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal of (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all the debt securities of such series due and payable immediately. If an Event of Default described in the fifth or sixth bullet points above occurs, unless the principal and interest with respect to all the debt securities of the series has become due and payable, the principal of (or, if any series are original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all debt securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Company or any other obligor on the debt securities of such series (and collect in the manner provided by law out of the property of the Company or any other obligor upon the debt securities of such series wherever situated the moneys adjudged or decreed to be payable). In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the debt securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered, irrespective of whether the principal of any series of debt securities is due and payable, to file and prove a claim for the whole amount of principal, premium, if any, and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt security of any series will have any right to institute any action or proceeding upon, under or with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to debt securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the Indenture.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default so waived will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the debt securities of that series will be restored to their former positions and rights under the Indenture. Following acceleration of the maturity of the debt securities of a series (including acceleration as specified in the fifth and sixth bullet points), the holders of a majority in principal amount of such series may rescind an acceleration of the maturity of the series and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and the Company has paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee shall have the right to decline to follow any direction of the holders of a majority in aggregate principal amount of the debt securities of any series if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to the holders of the debt securities of such series not taking part in such direction. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it under the Indenture at the request, order or direction of any of the holders of debt securities of any series pursuant to the provisions of the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee is required to give, within 90 days after the occurrence of a default actually known to a responsible officer of the Trustee with respect to a series of debt securities, to the holders of the debt securities of such series notice of all defaults with respect to such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the debt securities of such series or in the making of any sinking fund or purchase fund payment with respect to the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities.

Modification of the Indenture

The Company and the Trustee may, from time to time, enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture for one or more of the following purposes:

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to evidence the succession of another person to the Company pursuant to the provisions of the Indenture and the assumption by such successor of the covenants, agreements and obligations of the Company in the Indenture and in the debt securities;

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to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company shall consider to be for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

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to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under the Indenture as do not adversely affect the interests in any material respect of any holders of debt securities of any series;

•	to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

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to add or change any of the provisions of the Indenture that would change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to the debt securities so long as any such action does not adversely affect the interests of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the debt securities;

•	to add guarantees with respect to the debt securities or to secure the debt securities;

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to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture (1) neither applies to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such debt security with respect to such provision or (2) becomes effective only when there is no such debt security outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

•	to establish the form or terms of debt securities of any series, as described under the heading “—General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any debt security, (3) reduce the principal of or extend the stated maturity of any debt security, (4) reduce the premium, if any, payable upon the redemption of any debt security or change the time at which any debt security may or must be redeemed, provided, however, that any amendment to the notice requirements may be made with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, (5) make any debt security payable in a currency other than that stated in the debt security, (6) release any security that may have been granted with respect to the debt securities or (7) make any change in certain provisions of the Indenture relating to waivers of defaults or modifications of the Indenture by the consent of the holders of the debt securities.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

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either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the debt securities and the Indenture;

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immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the Indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the debt securities and the Indenture, the Company will promptly thereafter be released from such obligations.

Satisfaction and Discharge of the Indenture; Defeasance

The Indenture will generally cease to be of any further effect with respect to a series of debt securities if (1) the Company has delivered to the Trustee for cancellation all debt securities of such series (with certain limited exceptions) or (2) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all such debt securities (other than any debt securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid), including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, the Company also pays or causes to be paid all other sums payable under the Indenture by the Company, and the Company delivers to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

In addition, the Company has a “legal defeasance option” (pursuant to which it may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the Indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which it may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants contained in the Indenture or supplemental indenture). If the Company exercises its legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the debt securities of a series only if:

•

the Company irrevocably deposits or causes to be deposited in trust with the Trustee cash, U.S. Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest with respect to such series to maturity or redemption, as the case may be;

•

the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of such series to maturity or redemption, as the case may be;

•

91 days pass after the deposit is made and during the 91-day period no default described in the fifth or sixth bullet points under the heading “—Events of Default and Remedies” above with respect to the Company occurs that is continuing at the end of such period;

•	no default has occurred and is continuing on the date of such deposit and immediately after giving effect thereto;

•

the Company delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company required to register under the Investment Company Act of 1940;

•

the Company delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) addressing certain U.S. federal income tax matters relating to the defeasance; and

•

the Company delivers to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

The Trustee

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which the Company may be a party from time to time or from engaging in other transactions with the Company. The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own debt securities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee shall not be responsible for monitoring the rating status of the Company or its affiliates, making any request upon any rating agency, or determining whether any rating event with respect to the debt securities of any series has occurred. The Trustee may resign at any time with respect to all or any series of debt securities. The holders of a majority in aggregate principal amount of debt securities of a particular series may remove the Trustee for such series and appoint a successor Trustee. The Company shall remove the Trustee for the causes set forth in the Indenture, including the Trustee’s failure to satisfy applicable requirements under the Trust Indenture Act of 1939 or failure to maintain a combined capital and surplus of at least $50,000,000.

Except as otherwise provided with respect to removal by the holders of a series of debt securities, in any of the foregoing events of resignation or removal of the Trustee, the Company shall appoint a successor Trustee and such appointment, and the retiring Trustee’s resignation or removal, shall become effective upon acceptance by the successor Trustee.

Governing Law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Company and the Trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the debt securities or any transaction contemplated thereby.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, purchase units or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the Indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Quanta Services, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of five businesses because they were acquired by the Company in purchase business combinations during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,500,000,000

Quanta Services, Inc.

$500,000,000 4.300% Senior Notes due 2028

$500,000,000 4.500% Senior Notes due 2031

$500,000,000 5.100% Senior Notes due 2035

Joint Book-Running Managers with respect to the 2028 Notes

BofA Securities

Wells Fargo Securities

J.P. Morgan

PNC Capital Markets LLC

Truist Securities

BMO Capital Markets

US Bancorp

Joint Book-Running Managers with respect to the 2031 Notes

BofA Securities

Wells Fargo Securities

J.P. Morgan

PNC Capital Markets LLC

Truist Securities

BNP PARIBAS

CIBC Capital Markets

Joint Book-Running Managers with respect to the 2035 Notes

BofA Securities

Wells Fargo Securities

J.P. Morgan

PNC Capital Markets LLC

Truist Securities

Citizens Capital Markets

BBVA

Senior Co-Managers with respect to the 2028 Notes

Citizens Capital Markets

Senior Co-Managers with respect to the 2031 Notes

BMO Capital Markets

Citizens Capital Markets

Senior Co-Managers with respect to the 2035 Notes

BMO Capital Markets

Co-Managers with respect to the 2028 Notes

BBVA

BNP PARIBAS

CIBC Capital Markets

RBC Capital Markets

Co-Managers with respect to the 2031 Notes

BBVA

US Bancorp

RBC Capital Markets

Co-Managers with respect to the 2035 Notes

BNP PARIBAS

CIBC Capital Markets

US Bancorp

RBC Capital Markets

The date of this prospectus supplement is August 4, 2025